EXHIBIT 32

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

In connection with the Annual Report of Bucyrus International, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Timothy W. Sullivan, as President and Chief Executive Officer of the Company, and Craig R. Mackus, Chief Financial Officer and Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ T. W. Sullivan

Timothy W. Sullivan
President and Chief Executive Officer
February 27, 2007

/s/ C. R. Mackus

Craig R. Mackus
Chief Financial Officer and Secretary
February 27, 2007

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.